LICENSE AGREEMENT

In respect of the premises located at 26A Ann Siang Road #03-00, Singapore 069706

This License Agreement ("**Agreement**") is dated on 01st April 2024.

BETWEEN:

(A) **FTAG FINANCIAL GROUP PTE. LTD.** (Singapore UEN 201321749W), a company incorporated in the Republic of Singapore with its registered office at 26 Ann Siang Road, Singapore 069706 ("**the Licensor**");

AND

(B) **THE LICENSEE**, the particulars of which are set out in **Schedule-1** of this Agreement ("**the Licensee**").

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Unless the context otherwise requires, the following definitions shall apply:

"Agreement"	:	This Agreement;
"Applicable Laws"	:	Means all applicable laws, statutes, rules, regulations and guidelines, including, without limitation, all good industry practices and all applicable standards or guidelines promulgated by the appropriate Relevant Authority;
"Authorised Agent"	:	Has the meaning ascribed to it in Clause 3.5.4.3 of this Agreement;
"Building"	:	Refers to the shophouse located at 26 Ann Siang Road, which shall include 26A Ann Siang Road and 26B Ann Siang Road, and all of its floors;
"Business Day"	:	A day (other than Saturday, Sunday or a gazetted public holiday) on which commercial banks are open for business in the Republic of Singapore;
"Commencement Date"	:	Has the meaning ascribed to it in [8] of **Schedule-1**;
"Discretion"	:	Refers to the sole, absolute, and unfettered discretion of the Licensor exercisable at any time and/or from time to time;
"Event of Insolvency"	:	(a) Where the Licensee is a company or other corporation: (b) Inability of the Licensee to pay its debts as and when they fall due; (c) Presentation of a winding up petition (except for the purpose of amalgamation or reconstruction when

solvent) for the winding up of the Licensee;

(d) Issuance of a notice of meeting of members or shareholders for the passing of a resolution for winding up (except for the purpose of amalgamation or reconstruction when solvent) of the Licensee;

(e) Presentation of a petition for the judicial management of the Licensee;

(f) Making of a proposal by the Licensee to its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs;

(g) The appointment of a receiver, receiver and manager, or provisional liquidator in respect of the Licensee or any of its property or assets; and

(h) In the case of a Licensee which is not incorporated in Singapore, the occurrence of processes or events under the laws of the country of incorporation of the Licensee which are similar or analogous to those specified in sub-clauses (a) to (g) above.

"Expiry Date" : Has the meaning ascribed to it in [9] of **Schedule-1**;

"Further Term" : Has the meaning ascribed to it in [10] of **Schedule-1**;

"GST" : The Goods and Services Tax chargeable under the Goods and Services Tax Act 1993 at the prevailing rate;

"Head Licence" : Refers to the Licence agreement between the Licensor and its head lessor, which the Licensee is not a contracting party to;

"Infectious Diseases" : Refers to any fungi, disease or virus that is caused or suspected to be caused by a fungi, micro-organism, virus, or any agent of disease; and that is capable or is suspected to be capable of transmission by any means to any human beings;

"Licensor's Bank Account" : Has the meaning ascribed to it in [11] of **Schedule-1**;

"Late Payment Interest" : Has the meaning ascribed to it in [5] of **Schedule-1**;

"Licence" : Refers to the Licensee's use of the Premises in accordance with the terms of this Agreement;

"Permitted Use" : The sole purpose that the Premises shall be used for, which shall be that of an office;

"Premises"	:	Has the meaning ascribed to it in [3] of **Schedule-1**;
"Reinstatement Period"	:	Has the meaning ascribed to it in Clause 3.11.4.2 of this Agreement;
"Reinstatement Sum"	:	Has the meaning ascribed to it in Clause 3.11.4.2 of this Agreement;
"Relevant Authorities"	:	All relevant government bodies and other regulatory authorities having jurisdictions or authority over the Agreement, the Premises, the Building, and each, the "**Relevant Authority**";
"Renewal Term"	:	Has the meaning ascribed to it in [13] of **Schedule-1**;
"Licence Fee"	:	Has the meaning ascribed to it in [4] of **Schedule-1**;
"Licence Fee-Free Period"	:	Has the meaning ascribed to it in [12] of **Schedule-1**;
"Licence Fee Payment Date"	:	The date in which the Licence Fee shall be payable, which shall be payable monthly in advance on or before the first day of each calendar month without demand and free and clear of all deductions, set-offs, and/or counterclaim;
"Replacement Amount"	:	Has the meaning ascribed to it in Clause **Error! Reference source not found.** of this Agreement;
"Rules"	:	Means the rules (including changes to the rules) relating to the safety, conduct and management of the Building, which are made (or varied from time to time) by the Licensor to the extent permissible by law;
"Security Deposit Amount"	:	Has the meaning ascribed to it in [6] of **Schedule-1**;
"Supply"	:	Has the meaning ascribed to it in Clause 3.5.4.1 of this Agreement;
"S$"	:	Singapore Dollar, being the lawful currency of the Republic of Singapore;
"Taxes"	:	Means any goods and services tax, imposition, duty and levy, which may be imposed before, on or after the commencement of this Licence, by the Relevant Authorities.
"Term"	:	Has the meaning ascribed to it in [7] of **Schedule-1**;
"Utilities"	:	Means the waste disposal, electricity, water, gas, and telecommunications (including internet).

1.2 Unless the context otherwise requires: -

1.2.1 References to a party to the Agreement or another agreement or document shall include the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives);

1.2.2 References to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships, and words denoting any gender shall include all genders;

1.2.3 The headings are inserted for convenience only and shall not affect the construction of the Agreement;

1.2.4 References to the singular shall include the plural, and vice versa;

1.2.5 References to a time of day is to such time in Singapore;

1.2.6 References to Clauses, Recitals and Schedules are to the clauses of, and the recitals and the schedules to, the Agreement;

1.2.7 The Recitals and Schedules form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement, and any reference to the Agreement shall include the Recitals and the Schedules;

1.2.8 References to any agreement or document shall include such agreement or document as amended, varied, novated, supplemented or replaced from time to time;

1.2.9 Nothing in the Agreement is to be interpreted against a party solely on the ground that the party put forward the Agreement or a relevant part of it;

1.2.10 References to a statute or statutory provision shall include any subsidiary or subordinate legislation made from time to time under that statute or statutory provision;

1.2.11 References to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date of the Agreement) from time to time and shall include any provisions of which there are re-enactments (whether with or without modification) and any subordinate legislation made under such provision so far as such modification or re-enactment applies or is capable of applying to any transactions entered into pursuant to the Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) where such provisions or regulations have directly or indirectly replaced;

1.2.12 References to writing shall include any typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form and documents and information sent or supplied in electronic form are "in writing" for the purpose of the Agreement;

1.2.13 Any obligation on a party not to do something includes an obligation not to allow that thing to be done; and

1.2.14 Anything or obligation to be done under the Agreement which is required or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation is required or falls to be done falls on a day which is not a Business Day.

2. GRANT OF LICENCE

2.1 The Licensor hereby grants to Licensee a revocable license to use the Premises (“**the License**”), subject to and in accordance with the terms and conditions as set out in this Agreement.

2.2 The Premises are let to the Licensee on an “as is where is” basis, and the Licensee shall accept the actual state and condition of the Premises in all respects as at the date of this Agreement and at the commencement of the Term.

2.3 The Premises are let to the Licensee for the Licensee to use the Premises only for the Permitted Use.

2.4 The licensing of the Premises shall commence on the Commencement Date, and lapse/determine on the Expiry Date.

2.5 The Premises is subject to the Head Licence, and the terms of this Agreement shall not be in conflict with the terms of the Head Licence. In the event of any such conflicting terms, Parties agree that they shall take the necessary steps to amend the terms herein to prevent any further inconsistency or conflict with the terms of the Head Licence.

3. LICENSEE’S COVENANTS AND OBLIGATIONS

The Licensee hereby covenants with the Licensor as follows:

3.1 **Licence Fee**: The Licensee shall pay the Licence Fee promptly as and when due on the Licence Fee Payment Date, without any demand, deduction, set-off, or counterclaim, to the Licensor. The Licence Fee is exclusive of any Goods and Services Tax chargeable thereon, which the Licensee shall be liable to effect payment of in addition to the Licence Fee on the Licence Fee Payment Date.

3.2 **Interest**: Without prejudice to any other rights or remedies of the Licensor:

3.2.1 If the Licensee does not pay the Licence Fee or any other sums owing to the Licensor under this Agreement within seven (7) calendar days after its respective due date as and when it is due (whether or not formally demanded), Late-Payment Interest shall accrue on the outstanding Licence Fee. The Licensee must pay the Late-Payment Interest on that sum as from the due date until the sum is paid to, or accepted by, the Licensor. Such Late-Payment Interest will be recoverable from the Licensee as if it is Licence Fee.

3.2.2 Nothing in Clause 3.2.1 above entitles the Licensee to withhold or delay any payment or affects the rights of the Licensor in relation to non-payment.

3.2.3 The Licensor shall, in respect of any payment made by the Licensee, be entitled to apportion and appropriate any such payment towards the satisfaction of any arrears or sums due from the Licensee to the Licensor and the Licensee hereby irrevocably authorises the Licensor to make such apportionment or appropriation.

3.3 **Taxes:** In addition to the Licence Fee and other sums payable under this Agreement, the Licensee must pay the Licensor immediately on demand:

3.3.1 The amount of any GST chargeable under the Goods and Services Tax Act 1993 and payable by the Licensor in respect of any sum payable under this Agreement, and for the grant of tenancy under this Agreement; and

3.3.2 All interests and penalties whatsoever suffered or incurred by the arising out of and/or in relation to any failure or delay on the part of the Licensee in the payment and discharge of such GST.

3.4 **Property Tax**

3.4.1 Where applicable, the Licensee must pay to the Licensor immediately on demand, any additional property tax imposed by the relevant authority on the Premises and/or the Building, or (in the event property tax is not separately assessed on the Premises) apportioned by the Licensor as attributable to the Premises, in respect of the Term, which is payable on account of:

3.4.1.1 The annual value assessed by the relevant government authority or apportioned by the Licensor as attributable to the Premises (whether on first assessment by the relevant government authority or as increased from time to time, whether retrospective or otherwise) which is in excess of the Licence Fee;

3.4.1.2 An increase in the property tax rate above the rate applicable as at the date of commencement of this Licence; and/or

3.4.1.3 Any new imposition or charge imposed by the relevant authority on or after the date of commencement of this Licence.

3.4.2 Such additional property tax will be recoverable from the Licensee as if it is Licence Fee.

3.4.3 The liability of the Licensee to pay the additional property tax in respect of the Term will not be affected by the expiry or earlier termination of this Licence save always that such additional property tax shall be payable on a pro-rated basis in the event of early lawful termination of this Licence.

3.4.4 Objection to any assessment of annual value or imposition of property tax on the Premises during the Term may only be made by the Licensor in its Discretion.

3.4.5 If the property tax is not separately assessed on the Premises, the Licensor will determine the property tax amount to be apportioned to the Premises, and the Licensor's determination of the apportionment shall be accepted by the Licensee as final and conclusive.

3.5 **Utilities**

3.5.1 To pay, or reimburse to the Licensor within seven (7) calendar days from the date of the Licensor's request, all costs and expenses, relating to the installation of all meters (or sub-meters) and any equipment or appliance required to separately measure Utilities supplied to the Premises, turning on fees, and the costs and expenses for the testing and maintenance of such meters or sub-meters.

3.5.2 If the Premises are metered for the Utilities, the Licensee must pay all utilities charges (including any taxes on it) in respect of the Utilities supplied to the Premises, to the relevant service provider, body or authority supplying such Utilities.

3.5.3 If the Premises are not separately metered for the Utilities, the Licensee must pay to the Licensor a proportionate part of the utilities charges (including any taxes on it) which are determined by the Licensor to be attributable to the Premises. The utilities charges (including any taxes on it) payable by the Licensee will be calculated by the Licensor and notified to the Licensee by a statement from the Licensor in writing and shall be payable by the due date stated in the statements, failing which the Licensee shall pay Interest on the outstanding amount from the due date until the outstanding amount is paid (whether before or after judgment and without prejudice to any other rights or remedies which the Licensor may be entitled). The statement is final and binding on the Licensee as to the amount stated. For the avoidance of doubt, nothing herein shall be construed to impose an obligation on the Licensor to supply or to arrange for Utilities to be supplied to the Premises, unless expressly agreed to by the Licensor.

3.5.4 Without affecting the provisions of Clauses 3.5.2 and 3.5.3 above, the Licensor may, at its Discretion, arrange for the purchase of bulk utilities services for the Building from the relevant Utilities suppliers, in which case, the following provisions shall apply:

3.5.4.1 The Licensee authorises the Licensor to act as its agent to arrange for and procure waste disposal services, electricity supply, water supply and/or gas services to the Premises ("**the Supply**") and for this purpose, the Licensor shall be entitled to make such arrangements and enter into such agreements on such terms and conditions as the Licensor considers appropriate at its sole Discretion but nothing herein shall be construed to render the Licensor a retailer or supplier of electricity to the Licensee and further, nothing herein shall constitute the Licensor a reseller or retailer of electricity;

3.5.4.2 The Licensee must accept the Licensor's choice of suppliers, and sign all relevant agreements, consents and/or authorisation forms as may be required by the Licensor for the purpose;

3.5.4.3 The Licensee must observe and comply with any and all terms imposed by the electricity retailer and/or the Licensor (as notified in writing by the Licensor to the Licensee from time to time) in connection with the Supply. The Licensee shall address all queries in connection with the Supply to any person authorized for the time being by the Licensor to act as the Licensor's agent ("**the Authorised Agent**") in relation to the Supply;

3.5.4.4 The Licensee agrees to pay to the Licensor all charges for the Supply based on the readings of the meter or sub-meter installed at the Premises as charged by the respective Utilities suppliers;

3.5.4.5 The Licensee shall pay the Licensor the charges for the Supply in each statement, together with Taxes thereon, by the due date stated in the statements failing which the Licensee shall pay Interest on the outstanding amount from the due date until the outstanding amount is paid (whether before or after judgment and without prejudice to any other rights or remedies which the Licensor may be entitled); and

3.5.4.6 The Licensee shall not tamper with or do any act which may affect the accuracy of any meter or sub-meter installed at the Premises.

3.6 **Insurance**

3.6.1 Unless otherwise instructed by the Licensor in writing, the Licensee must at its own expense take out and maintain during the Term, a comprehensive public liability insurance policy against claims for personal injury, death or property damage or loss, arising out of all operations of the Licensee in the Premises.

3.6.2 The policy must be taken out and maintained at the Licensee's cost and expense in the joint names of the Licensor and the Licensee with a reputable insurance company in Singapore approved by the Licensor.

3.6.3 The policy must include (but is not limited to) the following:

3.6.3.1 A provision that includes the Licensor as an additional insured party;

3.6.3.2 A provision for waiver of subrogation against the Licensor;

3.6.3.3 A provision that the liability of the insurer to pay under such policy must not be affected by the act, default, omission or negligence of any party to such policy;

3.6.3.4 The legal liability of the Licensee for loss or damage to the Premises (including all fixtures and fittings in it), by the deletion from the policy of the relevant exclusion relating to the property in the care, custody or control of the Licensee or any employee of the Licensee; and

3.6.3.5 A-cross liability provision so that each of the Licensor and the Licensee shall be considered a separate and distinct person and all references to

"insured persons" (or words having a similar meaning or effect) under the policy shall be considered as applying to each of the Licensor and the Licensee in the same manner as if a separate policy had been issued to each of them.

3.6.4 The Licensee must insure and keep insured at the Licensee's own cost and expense all the property of the Licensee at the Premises against damage by fire and such other risks as the Licensor deems necessary and to forward a copy of such policy or policies to the Licensor upon the request of the Licensor.

3.6.5 The Licensee must insure and keep insured at the Licensee's own cost and expense all plate glass windows and doors at the Premises in the joint names of the Licensor and the Licensee for such amount which is not less than the full insurable value, and to pay all premiums in respect thereof and to forward a copy of such policy or policies to the Licensor upon the request of the Licensor.

3.6.6 The Licensee must give the Licensor satisfactory documentary evidence of the policy and the receipt for the premium paid in respect of the policy at any time immediately on demand.

3.6.7 Nothing herein shall render the Licensor liable for the correctness or adequacy of all or any of the above insurance policies or for ensuring that they comply with all relevant legislation pertaining to insurance.

3.7 **Repair**

3.7.1 The Licensee must:

3.7.1.1 Keep the Premises, including all fixtures and fittings in it and serving the Premises, in good repair and condition; and

3.7.1.2 Immediately make good, to the satisfaction of the Licensor, any damage caused to the Premises (including the Licensor's fixtures and fittings in it) by the Licensee, its employees, agents, independent contractors or any permitted occupier.

3.7.2 The Licensee's obligations in Clause 3.7.1 extend to all improvements and additions to the Premises and all the Licensor's fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Premises.

3.7.3 The Licensee's obligations in Clause 3.7.1 shall extend until the Premises have been properly returned to the Licensor at the end of the Licence or any extension or renewal thereof.

3.7.4 If any damage or injury is caused to the Licensor or to any person whomsoever directly or indirectly on account of the condition of any part of the interior of the Premises (including flooring, walls, ceiling, doors, windows and other fixtures), to be wholly responsible for such damage or injury and to fully indemnify the Licensor against all claims, demands, actions and legal proceedings whatsoever made upon the Licensor by any person in respect thereof. In the interpretation and application

of the provisions of this sub-clause, the decision of the surveyor or architect of the Licensor shall be final and binding upon the Licensee.

3.8 **Alterations**

3.8.1 The Licensee must not:

3.8.1.1 Make any alterations or additions to or affecting the structure or exterior of the Premises and/or the Building;

3.8.1.2 Carry out works involving the hacking of the floors or the structural columns and beams of the Premises and/or the Building; or

3.8.1.3 Make any alterations or additions which adversely affect the maintenance costs or value of the Premises and/or the Building, save that the Licensee may at its own costs make improvements to the Premises' and/or the Buildings' external façade, subject to the prior written approval of the Relevant Authorities (where applicable) of the Licensor of all plans, and the choice of contractors and consultant.

3.8.2 The Licensee must not make any alterations or additions to the entrance door, the shopfront or the interior of the Premises and/or the Building (including the Licensor's installations in it), without the prior approval of the Licensor and the relevant authorities. The approved alterations and additions must be carried out by the Licensee at its own cost and expense.

3.8.3 The Licensee must give plans and specifications for the proposed alterations or additions to the Licensor for approval before the Licensee submits them to the relevant authorities for their approval. The Licensor is entitled, but is not obliged, to appoint consultants at its Discretion to advise on the plans and specifications and for the purpose of supervising all works carried out by the Licensee. If consultants are appointed, the Licensee must pay to the Licensor immediately on demand, the fees charged by the Licensor's consultants for advising on the plans and specifications and for the purpose of supervising all works carried out by the Licensee.

3.8.4 The approval of the relevant authorities must be applied for and obtained by the Licensee at its own cost and expense.

3.8.5 All alterations and additions must only be carried out by:

3.8.5.1 A specialist contractor or consultant (a) nominated and appointed by the Licensee and approved by the Licensor or (b) nominated and appointed by the Licensor pursuant to Clause 3.8.3 for structural, mechanical, electrical and engineering works and works which may affect any part of the Building or the plant and/or equipment thereat which are, or are to be covered by warranties issued in favour of the Licensor; and

3.8.5.2 A contractor or consultant (a) nominated and appointed by the Licensee and approved by the Licensor or (b) nominated and appointed by the

Licensor pursuant to Clause 3.8.3 for all other works.

3.8.6 The fees and expenses of the contractors and the consultants appointed by the Licensee pursuant to this Clause 3.8.5 or appointed by the Licensor pursuant to Clause 3.8.3 shall be borne by the Licensee and forthwith paid by the Licensee when they fall due. Such contractors and consultants appointed by the Licensee or by the Licensor shall not be deemed to be agents or employees of the Licensor, and the Licensee shall have no claim whatsoever against the Licensor in respect of any acts, omission, default, misconduct or negligence of such contractors or consultants.

3.8.7 The Licensee must carry out and complete all alterations and additions to the Premises:

3.8.7.1 In accordance with the plans and specifications approved by the Licensor, the Licensee's or Licensor's consultants (if appointed) and the relevant authorities;

3.8.7.2 In a good and workmanlike manner so as not to cause any obstruction or interference with the business operations or works of other Licensees or occupiers of the Building and with due diligence; and

3.8.7.3 In compliance with the Law.

3.9 **Licensor's Right of Inspection and Repair**

3.9.1 The Licensee must allow the Licensor to enter the Premises at all reasonable times to:

3.9.1.1 Establish if the provisions of this Licence have been observed;

3.9.1.2 Inspect the condition of the Premises; and

3.9.1.3 Take a schedule of fixtures.

3.9.2 If the Licensee has failed to do anything which is the liability of the Licensee, the Licensee must carry out the necessary works with all due diligence within the time period specified in the Licensor's notice, to the satisfaction of the Licensor.

3.9.3 If the Licensee does not complete the necessary works in time, the Licensor may (but is not obliged to) enter the Premises to do the necessary works and the Licensee must reimburse the Licensor the Licensor's reasonable costs and expenses of doing so immediately on demand by the Licensor and such monies shall be recoverable from the Licensee.

3.9.4 The provisions in this Clause 3.9 shall continue to apply notwithstanding the expiry or earlier termination of this Licence.

3.10 **Licensor's Right of Entry for Repairs**

3.10.1 The Licensee must allow the Licensor to enter the Premises at all reasonable times after giving to the Licensee prior notice (except in an emergency):

3.10.1.1 To carry out any works which the Licensor considers necessary or desirable to any part of the Premises (including the services and facilities in it);

3.10.1.2 To exercise any right granted to the Licensor by this Agreement; and

3.10.1.3 To repair or maintain the Premises (including cleaning the exterior windows of the Premises).

3.10.2 The Licensor need not pay any compensation for any nuisance, annoyance, inconvenience or damage caused to the Licensee. In carrying out the works, the Licensor will cause as little disturbance to the use of the Premises by the Licensee as is reasonably possible in the circumstances.

3.11 **Vacation of Premises**

3.11.1 At the end of this Licence, the Licensee must at its cost and expense:

3.11.1.1 Remove all the Licensee's fixtures, fittings, furniture and belongings (including signs erected by the Licensee and the takeover items) from the Premises but, if at the request of the Licensor and agreed by the Licensee, the Licensee may leave behind such Licensee's fixtures and fittings as may be specified by the Licensor (excluding the Licensee's trade fixtures but including carpets, blinds, partitions, built-in furniture and alterations to the mechanical and electrical installations);

3.11.1.2 Reinstate to the original condition, repair, clean and decorate the Premises (including the Licensor's installations in it) in accordance with the Licensee's obligations under this Licence, to the satisfaction of the Licensor;

3.11.1.3 Redecorate the Premises to the satisfaction of the Licensor with two (2) coats of good quality oil or emulsion paint and other appropriate treatment of all interior walls of the Premises, in a good and workmanlike manner and using appropriate materials as the Licensor may reasonably and properly require;

3.11.1.4 Make good to the satisfaction of the Licensor all damage to the Premises and the Building, due to the removal of the Licensee's belongings, reinstatement or redecoration of the Premises;

3.11.1.5 At the Licensee's cost and expense, reinstate all air-conditioning installations, sprinkler systems and other mechanical and engineering, building and sanitary installations therein to their original condition if such aforesaid installations were damaged as a result of the Licensee and/or the Licensee's negligence. For the avoidance of doubt, the Licensee shall not be liable for making such reinstatements in the event

of fair wear and tear of the aforesaid installations;

3.11.2 The Licensee must vacate the Premises and give the Premises back to the Licensor together with all keys (inclusive of all access keys) of the Premises and/or the Building.

3.11.3 If the Licensee took over the fixtures, fittings and/or furniture of the previous Licensee of the Premises, the Licensee's obligations for removal and reinstatement must include all such fixtures, fittings and furniture.

3.11.4 If the Licensee fails to comply with Clauses 3.11.1, 3.11.2, and 3.11.3 above, the Licensor may (but is not obliged to) carry out the necessary works at the Licensee's cost and expense. If the Licensor carries out the necessary works, the Licensee must pay to the Licensor immediately on demand:

3.11.4.1 All the Licensor's costs and expenses; and

3.11.4.2 A sum (the "**Reinstatement Sum**") equivalent to the Licence Fee calculated based on the period (the "**Reinstatement Period**") taken by the Licensor to complete the works, and any statement from the Licensor of the costs and expenses incurred is final and binding on the Licensee.

3.11.5 The provisions of this Clause 3.11 shall continue to apply notwithstanding the expiry or earlier termination of this Licence.

3.12 **Permitted Use**

3.12.1 Not to use the Premises for any purpose except for the Permitted Use as an office for the business of the Licensee.

3.12.2 The Licensee is responsible for obtaining and keeping in force all necessary approvals required by law for the operation of its business in the Premises, at its own cost and expense, and must ensure that the terms and conditions of such approvals are strictly complied with.

3.12.3 If the Licensee fails to comply with Clauses 3.12.1 and 3.12.2 for whatever reason, this will constitute a fundamental breach which will entitle the Licensor to re-enter and take possession of the Premises (or any part of it) and terminate this Agreement immediately.

3.13 **Obligations relating to the use of the Premises**

The Licensee agrees with the Licensor:

3.13.1 <u>Machines</u>: Not to install any machines in the Premises which causes noise, fumes or vibration which can be heard, smelled or felt outside the Premises.

3.13.2 <u>Combustible Substances</u>: Not to store any petrol or other specially inflammable, explosive, toxic, hazardous or combustible substance or any unlawful goods in the Premises.

3.13.3 Music: Not to allow any vocal or instrumental music in the Premises so that it can be heard outside the Premises.

3.13.4 Nuisance: Not to do anything in the Premises which is or may become or cause a nuisance, annoyance, disturbance, inconvenience or damage to the Licensor or its other Licensees or occupiers of the Premises or to the owners, Licensees and occupiers of adjoining and neighbouring properties.

3.13.5 Illegal Purpose: Not to use the Premises for any dangerous, noisy or offensive trade or business nor for any illegal or immoral act or purpose.

3.13.6 No Residential Use: Not to use the Premises for residential purposes.

3.13.7 No cooking: Not to allow the cooking of food, or storing of raw food, in the Premises.

3.13.8 No Pets and Pests:

3.13.8.1 Not to keep any pets in the Premises; and

3.13.8.2 To keep the Premises free of pests, rodents, vermin and insects and to employ pest control exterminators and maintain a regular comprehensive pest control service agreement with a reputable pest control company with inspections and treatment of such pests and vectors at such frequency as may be required by the Licensor and to produce documentary evidence of the service agreement and such inspections and treatment to the Licensor promptly thereafter for the Licensor's record.

3.13.9 No Blockage: To keep all pipes (including, but not limited to, all sanitary and waste pipes and domestic waste pipes), drains, basins, sinks and water-closets in the Premises clean and unblocked.

3.13.10 Cleanliness and Hygiene of Premises: To keep the Premises and every part thereof clean, tidy and hygienic and to a standard acceptable to the Licensor and the Licensee shall undertake the cleaning of the Premises at such frequency as the Licensor may require. Unless otherwise modified in writing by the Licensor, any cleaners employed by the Licensee for the purposes of this Clause 3.13.10 shall be at the Licensee's sole cost and expense.

3.13.11 Floor Loading:

3.13.11.1 Not to load any part of the floors of the Premises to a weight greater than the weights specified or such other weight as may prescribed by the Licensor, without the prior approval of the Licensor.

3.13.11.2 If the Licensor approves, to comply with the advice of the Licensor or its consultant on the routing, installation, distribution and location of the load and pay the fees charged by the Licensor's consultant for that advice

immediately on demand.

3.13.11.3 To make good any damage to the Premises caused by the bringing in of such load.

3.13.11.4 The decision of the Licensor's consultant is final and binding on the Licensee.

3.13.12 Not to Overload Installations

3.13.12.1 Not to overload the lifts (where applicable), mechanical and electrical installation in the Premises.

3.13.12.2 Not to install any additional electrical points without the prior consent of the Licensor.

3.13.12.3 Not to interfere with or impose an additional loading on any ventilation, air-conditioning or other plant serving the Premises.

3.13.13 Curtain Wall (if any): Not to paint, make any additions or alterations to, or exert any force or load or place any structures or articles or materials on the curtain wall (if any), its frame structure and all its related parts, which would make the warranty granted in favour of the Licensor for such wall and/or structure invalid.

3.13.14 Windows

3.13.14.1 Not to place any objects in the Premises which can be seen from outside the windows of the Premises and which, in the opinion of the Licensor, is out of place, unsightly or may detract from the general appearance of the Premises.

3.13.14.2 Not to install any venetian blinds or curtains on the Premises which are visible from the exterior of the Premises without first obtaining the approval of the Licensor.

3.13.15 Light and Air Flow: Not to cover the windows (other than with blinds or curtains approved by the Licensor), sky-lights, ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises without first obtaining the approval of the Licensor.

3.13.16 No Obstruction: Not to place anything in or cause obstruction or is likely to cause obstruction of the Premises to the other Licensees of the Premises.

3.13.17 No Soliciting: Not to solicit business, display or distribute advertising material in the carparks or other parts of the Premises.

3.13.18 Running of Wires: Not to run the wires for any telecommunications facility in the Premises such that the wires run across the floor or ceiling or along the walls but to conceal the wires in conduits.

3.13.19 Not to Void Insurance:

3.13.19.1 Not to do anything which may make any policy of insurance taken out by the Licensor invalid or capable of cancellation; or increase the premium on such insurance.

3.13.19.2 If the Licensee is in default of Clause 3.13.19.1 above, to make good any damage suffered by the Licensor and to pay the increased premium and all costs and expenses incurred by the Licensor with respect to the renewal of such policy, without affecting any other rights of the Licensor.

3.13.20 To Give Notice: Upon the Licensee having knowledge, to give immediately to the Licensor:

3.13.20.1 A copy of any notice or order from any government authority which relates to the Premises;

3.13.20.2 Notice of any defect in the Premises which may give rise to a liability or duty on the Licensor; and

3.13.20.3 Notice of (a) any damage that may occur to the Premises, and (b) any accident to or defect in the Premises and/or any of the water pipes, gas pipes, electrical wiring, air-conditioning ducts or other fittings and/or fixtures therein.

3.13.21 Secure Doors: To ensure that all doors of the Premises are separately and properly locked and secured when the Premises are not occupied.

3.13.22 No Nuisance: The Licensee acknowledges that there are other tenants of the Building, including but not limited to the Landlord. The Licensee shall, and shall procure that its staff, employees, and/or clients, not be a nuisance to other tenants of the Building and/or cause substantial and unreasonable interference to such other tenants of the Building that affects their use or enjoyment of their respective leases and/or the Building.

3.13.23 Disposal of Waste and Debris

3.13.23.1 To ensure that all waste debris in the Premises are disposed of by the Licensee daily in the manner prescribed by the Licensor from time to time.

3.13.23.2 If the Licensee fails to comply with Clause 3.13.23.1 above, the Licensor is entitled (but not obliged) to dispose of the waste or debris. All costs and expenses incurred by the Licensor must be paid by the Licensee to the Licensor immediately on demand and if unpaid, shall be recoverable from the Licensee as if they are Licence Fee.

3.13.24 Fire Safety: To keep the Premises including its fixtures, fittings, installations and appliances in a safe condition by adopting all necessary measures to prevent an outbreak of fire in the Premises, and to this end, the Licensee must comply with all requirements of the Licensor and/or other relevant body or authority.

3.13.25 Prevention of Infectious Diseases: To take reasonable steps and measures, at the Licensee's cost and expense, to mitigate any outbreak, spread or any transmission whatsoever of any infectious disease (including, but not limited to, thoroughly fumigating and disinfecting the Premises to the satisfaction of the Licensor and/or relevant authorities) and to this end, to promptly comply, at the Licensee's cost and expense, with the law and all guidelines, rules and requirements of the relevant authorities from time to time relating to the prevention of any outbreak and/or spread of such infectious diseases.

3.13.26 Notice of Any Infectious Disease: Forthwith to give notice to the Licensor and the relevant authorities if the Licensee is aware or suspects that any person is suffering or has died from or is a carrier of a contact of, or is at risk of infection from, an infectious disease and to provide such other information or particulars as may be required by the Licensor and/or the relevant authorities.

3.13.27 Advertisements and Signs

3.13.27.1 The Licensee must not display any name, sign, notice or advertisement inside the Premises (including the windows) which can be seen from outside the Premises nor any name, sign, notice or advertisement outside the Premises, except with the prior consent of the Licensor and in a style and manner and at a location previously approved by the Licensor.

3.13.27.2 If the Licensee displays any name, sign, notice or advertisement in default of Clause 3.13.27.1 above, the Licensee must allow the Licensor to enter the Premises to remove them and pay to the Licensor immediately on demand the Licensor's costs and expenses of doing so and if unpaid, such costs and expenses shall be recoverable from the Licensee as if they are Licence Fee.

3.13.27.3 In all advertisements in newspapers, magazines, radio, television, directories, pamphlets or other media or other communications bearing or which may include the Licensor's name or business mark, the Licensee shall use only pre-approved formats for the Licensor's name or business mark to ensure consistency in treatment of brand name/logo in terms of size, colour and positioning statement. The Licensor shall be entitled to change the formats from time to time, and shall promptly update the Licensee of such change accordingly.

3.13.27.4 The Licensee shall ensure that all advertisements shall comply with all relevant rules, regulations and standards imposed by the relevant authorities.

3.13.27.5 The Licensee shall ensure that all advertisements do not contain any content that is offensive, immoral and/or insensitive.

3.13.27.6 If any of the Licensee's advertisements contravene any rule, standard or regulation or otherwise contain any content that is offensive, immoral and/or insensitive, the Licensee shall immediately cease such

advertisements.

3.13.27.7 The Licensee shall affix external signboards only with the prior written consent of the Licensor.

3.13.28 Marketing

3.13.28.1 The Licensee shall ensure that all marketing of the Premises shall comply with all relevant rules, regulations and standards imposed by the relevant authorities.

3.13.28.2 The Licensee shall ensure that all marketing efforts do not contain any content that is offensive, immoral and/or insensitive.

3.13.28.3 If any of the Licensee's marketing contravenes any rule, standard or regulation or otherwise contain any content that is offensive, immoral and/or insensitive, the Licensee shall immediately cease such marketing.

3.13.29 Reletting: Within three (3) months before the end of this Licence (unless renewed), to allow all persons authorised by the Licensor or its agents to view the Premises at all reasonable times with prior notice in connection with any reletting.

3.13.30 Compliance with the Law: The Licensee must promptly comply, at its cost and expense, with the Law and all requirements of the relevant authority in force at the moment relating to the Premises, the use or occupation of the Premises, anything done in the Premises by the Licensee; and/or anything in the Premises.

3.13.31 Without affecting Clause 3.13.30 above, not to allow the Premises to be used as a place in which any person is employed in contravention of the Immigration Act 1959, the Employment of Foreign Manpower Act 1990 and any other law in force at the moment.

3.13.32 Intellectual Property Rights: Not to bring into or use in any part of the Premises any goods or products prohibited for import and domestic sales, goods or products infringing upon trademarks, copyright, patent rights or other intellectual property rights of any person or party.

3.13.33 Indemnity by Licensee: Save for negligence and/or wilful default of the Licensor, to indemnify the Licensor against all claims, demands, actions, proceedings, judgements, damages, losses, costs and expenses of any nature which the Licensor may suffer or incur for death, injury, loss and/or damage caused, directly or indirectly, by:

3.13.33.1 Any occurrences in the Premises or the use or occupation of the Premises by the Licensee or by any of the Licensee's employees, independent contractors, agents or any permitted occupier;

3.13.33.2 The Licensee or its employees, independent contractors, agents or any permitted occupier to the Premises, or any property in them (including those caused directly or indirectly by the use or misuse, waste or abuse

of the Utilities or faulty fittings or fixtures); and

3.13.33.3 Any default by the Licensee in complying with the provisions of this Licence and/or Agreement.

3.13.33.4 This Clause 3.13.33 shall continue to apply notwithstanding the expiry or earlier termination of this Licence.

3.13.34 Assignment and Subletting:

3.13.34.1 Not to assign, sublet, mortgage or charge this Licence or the Premises unless otherwise approved in writing by the Licensor. If the Licensor agrees to any assignment or sub-Licence, it shall be conditional on such assignee or sub-Licensee agreeing to be bound to all the terms and conditions of this Agreement and such additional terms and conditions the Licensor may impose.

3.13.34.2 Not to licence, part with or share possession or occupation of the Premises or grant third parties any rights over the Premises.

3.13.34.3 For the purposes of Clause 3.13.34, where the Licensee is a company, any amalgamation and/or reconstruction effected by the Licensee or any change in the majority or controlling shareholders of the Licensee shall be deemed to be an assignment of this Licence.

3.13.35 No Lodgement of Caveat, Registration of Licence and Subdivision

3.13.35.1 Not to lodge a caveat in respect of this Licence nor register this Licence at the Singapore Land Authority, whether before or during the Term. The Licensee undertakes to immediately withdraw any caveats lodged in default of this clause at its own cost and expense.

3.13.35.2 The Licensee must not require the Licensor to subdivide the Premises or do any act which could result in the Licensor being required to subdivide the Premises.

3.13.36 Legal Proceedings: To give the Licensor notice within three (3) business days of the Licensee being involved in any legal proceedings including without limitation any court proceedings, arbitration or mediation and to furnish the Licensor with such details of the same as the Licensor may require.

3.13.37 Registered Office: Within fourteen (14) business days after expiry or earlier termination of the Licence, to cease using the Premises as registered offices, and to effect the necessary changes with ACRA and/or all other applicable authorities.

3.14 **Upkeep of the Premises**: Without prejudice to any of the Clauses in this Agreement, the Licensee shall, at all times, at its own cost and expense, keep in a good state of repair and condition, and properly maintained, all of the Premises.

3.15 **Rights of Licensor**

3.15.1 Provided always that the Licensor provides written notice to the Licensee no less than 7 calendar days prior, the letting is subject to the following rights of the Licensor:

3.15.1.1 To enter the Premises and/or the Building (including but not limited to the tenants of the Premises and/or the Building);

3.15.1.2 To use, and allow its permitted occupiers or agents (including but not limited to the tenants of the Premises and/or the Building) to access the Premises and/or the Building;

3.15.1.3 To erect scaffolding for renovating, retrofitting, refurbishing, altering, repairing, cleaning or painting the Premises and/or the Building even if the scaffolding temporarily restricts access to or the use and enjoyment of the Premises; and

3.15.1.4 To build upon, alter, rebuild, develop or use the land adjoining the Premises and/or the Building even if this affects the light and air coming to the Premises and/or the Building or causes nuisance, damage, annoyance or inconvenience to the Licensee or occupier of the Premises and/or the Building by noise, dust, vibration or otherwise provided this does not materially affect the Licensee's ability to use the Premises in accordance with this Licence.

3.15.2 The rights mentioned in Clause 3.15.1 above may also be exercised by any persons authorised by the Licensor or any person who is or who becomes entitled to exercise them.

4. OBLIGATIONS OF LICENSOR

The Licensor agrees with the Licensee as follows:

4.1 **No Interruption**: If the Licensee pays the Licence Fee and complies with the Licensee's obligations in this Agreement, the Licensee may occupy and use the Premises throughout the Term without any interruption by the Licensor, except as provided in this Agreement.

4.2 **Property Tax**: To ensure that the property tax levied or charged upon the Premises is paid.

5. LICENSOR NOT LIABLE

5.1 **No Claim by Licensee**: Notwithstanding anything contained in this Agreement, the Licensor is not liable to the Licensee and the Licensee must not claim against the Licensor for any death, injury, loss or damage (including indirect, consequential and special losses) which the Licensee may suffer in respect of any of the following (whether caused by negligence or other causes):

5.1.1 Any failure or inability of or delay by the Licensor in fulfilling any of its obligations under this Licence, or any interruption in the supply of Utilities to the Premises or the provision of any of the services due to necessary repair, maintenance, damage

or destruction of any installations or equipment or mechanical, electrical, electronic, microprocessor, software or other defect, malfunction or breakdown or any circumstances beyond the Licensor's control; or

5.1.2 Any act, omission or negligence of any employee, agent or independent contractor of the Licensor in performing any duty relating to the services; or

5.1.3 Any act, omission or negligence of any contractor nominated or approved by the Licensor under this Licence, and such contractor appointed by the Licensee will not be treated as an employee or agent of the Licensor; or

5.1.4 Leakage or defect in the piping, wiring and sprinkler system or defect in the structure of the Building; or

5.1.5 Death, injury, loss or damage caused by other persons in the Building; or

5.1.6 The use of the carparks in the Premises; or

5.1.7 Any failure or delay by the Licensor in the taking or implementing of steps and measures, or the insufficiency or inadequacy of any such steps or measures taken by the Licensor, to prevent any outbreak, spread or any transmission whatsoever of any infectious disease in the Premises.

5.1.8 The provisions in this Clause 5.1 shall continue to apply notwithstanding the expiry or earlier termination of this Licence.

5.2 **Extent of Licensor's Liability**: The Licensor is not responsible to the Licensee or to its employees, independent contractors, agents or permitted occupier nor to any other persons for any death, injury, loss or damage sustained at or originating from the Premises or the Building directly or indirectly caused by, resulting from or in connection with:

5.2.1 Any terrorist act (as defined in the United Nations (Anti-Terrorism Measures) Regulations made under the United Nations Act 2001) regardless of any other cause or event contributing concurrent Feely or in any other sequence to the loss (including, but not limited to, any action taken in controlling, preventing, suppressing or in any way relating to any terrorist act); or

5.2.2 Any steps or measures or action taken by the Licensor or its employees, agents or independent contractors which is deemed appropriate or necessary by the Licensor to comply with any direction, order or other requirement under or in connection with the Infectious Diseases Act 1976 under any law or any guideline, rule or requirement of the relevant authorities from time to time for the purpose of the taking of any protective measure, treatment, prevention or other dealings in relation to an infectious disease.

5.2.3 The provisions in this Clause 5.2 shall continue to apply notwithstanding the expiry or earlier termination of this Licence.

5.3 **Structural damage in respect of the Premises**

5.3.1 The Licensee shall, at all times, at its own cost and expense, keep in a good state of repair and condition, and properly maintained, all of the interior parts of the Building in such instances where these interior parts of the Building have been damaged as a result of the Licensee and/or the Licensee's negligence. For the avoidance of doubt, the Licensee shall not be liable for making such maintenance in the event of fair wear and tear of the aforesaid interior parts of the Building;

5.3.2 Save as otherwise set out in Clause 5.3.1 above, the Licensor shall be liable to rectify all such other damage (structural or otherwise) existing at the commencement of this Licence, in all other parts of the Building that form part of the Premises and/or the Premises.

6. GENERAL TERMS

6.1 **Re-entry**

6.1.1 The Licensee will be in default under this Agreement if, during the Term:

6.1.1.1 The Licensee fails to promptly pay the Licence Fee or any other sum payable under this Licence within seven (7) business days after the due date (whether or not formally demanded); or

6.1.1.2 The Licensee fails to comply with, or is in breach of, any of its other obligations under this Licence and (where the breach is capable of remedy) fails to make good the default within seven (7) business days after the Licensor has given to the Licensee written notice to do so;

6.1.1.3 Any distress or execution is levied on the Licensee's property and is not discharged within fourteen (14) business days;

6.1.1.4 The Licensee is struck off the Register of Companies, is dissolved or otherwise ceases to exist under the laws of the country or state of its incorporation; or

6.1.1.5 An Event of Insolvency occur(s) in relation to the Licensee.

6.1.2 In the event any of the events as set out in Clause 6.1.1 of this Agreement occur, the Licensor may immediately re-enter and take possession of the Premises (or any part of it) at any time (even if any previous right of re-entry has been waived) and immediately on such re-entry, this Agreement and the Licence will end.

6.1.3 The exercise by the Licensor of its right of re-entry will not affect any other rights of the Licensor against the Licensee (including the rights in respect of the default under which the re-entry is made).

6.1.4 The Licensee must indemnify the Licensor from and against all costs, losses, damages and expenses (including loss of Licence Fee which would have been payable by the Licensee if the Term had been completed and all costs and expenses incurred for reletting or attempted reletting of the Premises), suffered by the Licensor as a result of the Licensor exercising its right of re-entry. This indemnity

will not affect the other rights of the Licensor against the Licensee. The provisions in this Clause 6.1.4 shall continue to apply notwithstanding the expiry or earlier termination of this Licence.

6.2 **Licensor's right to deal with the Building**

6.2.1 The Licensee must not:

6.2.1.1 Enforce any agreement between the Licensor and others relating to other parts of the Building let by the Licensor to others; or

6.2.1.2 Limit or affect the right of the Licensor to (a) deal with other premises in the Building and (b) impose and vary the terms and conditions in respect of such dealing in any manner which the Licensor thinks is appropriate.

6.2.2 Notwithstanding any other provision in this Licence and notwithstanding that the Licensee has given notice to the Licensor that it requires a further Licence and the Licensor has granted the same, the Licensor may at any time without liability to the Licensee, and without prejudice to the Licensor's rights against the Licensee for any antecedent breaches, terminate this Licence by giving to the Licensee six (6) months' notice in writing in the event the Licensor determines in its Discretion that:

6.2.2.1 The Building is to be demolished for re-development; and/or

6.2.2.2 There be a change of use for the Building or any part thereof (a) affecting the Premises, and/or (b) such that vacant possession of the Premises is required by the Licensor.

6.2.3 This Licence will end on the expiry of the aforementioned notice without affecting the rights of the Licensor against the Licensee for any previous default by the Licensee arising out of or in connection with this Licence.

6.3 **Government Acquisition**: If:

6.3.1 The Building is acquired by any relevant authority; or

6.3.2 A notice, order or gazette notification is issued, made or published in respect of the intended or actual acquisition of the Building by any relevant authority, the Licensor may terminate this Licence, without compensation, by giving notice to the Licensee. Upon receipt of the notice, this Licence will end without affecting the rights of the Licensor against the Licensee for any previous default by the Licensee arising out of or in connection with this Licence.

6.4 **Removal of property after the end of Licence**

6.4.1 If after the Licensee has vacated the Premises after the end of the Term, any property of the Licensee remains on the Premises, the Licensor may as agent of the Licensee, deal with and dispose of the property in any manner which the Licensor thinks is appropriate at the Licensee's cost and expense.

6.4.2 The Licensee must indemnify the Licensor against any liability incurred by the Licensor to any third party whose property is dealt with or disposed of by the Licensor in the mistaken belief (which will be presumed unless the contrary is proved) that such property belonged to the Licensee.

6.5 **Notices**

6.5.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed duly served if served by hand delivery or by electronic transmission to the addresses provided below or to such other address as may have been last notified in writing by or on behalf of the relevant Party to the other Party as set out **Schedule-1** of this Agreement.

6.5.2 Any notice or communication shall be deemed served and received by the addressee (i) in the case of delivery by hand, when delivered; (ii) in the case of email, at the time of transmission; or (iii) in the case of post, on the forth calendar day after the date of posting, provided that in each case where delivery by hand or electronic transmission occurs after 6:00 pm on a business day or on a day which is not a business day, service shall be deemed to occur at 9:00 am on the next following business day.

6.6 **Payments**:

6.6.1 The Licensee must promptly pay to the Licensor as and when due, without demand, deduction, set-off, or counterclaim, all sums due and payable by the Licensee to the Licensor under this Licence, where all such sums due and payable shall be made on such date no later than 15 calendar days from the date all such sums are due and payable.

6.6.2 The Licensee must not exercise any right or claim to withhold the Licence Fee, or any other sums due under this Licence, or any right or claim to legal or equitable set-off.

6.7 **Costs and expenses**

The Licensor and Licensee shall pay their respective legal costs save that the Licensee agrees to pay to the Licensor immediately on demand:

6.7.1 (on a full indemnity basis) all the Licensor's legal costs and expenses incurred in enforcing any provision of this Licence in the event of a breach by the Licensee;

6.7.2 All the Licensor's costs and expenses (including solicitors' costs and costs of the Licensor's architect, engineer or surveyor where applicable) incurred in connection with every application made by the Licensee for any consent or approval required under this Licence whether or not such consent or approval shall be granted or given;

6.7.3 All goods and services tax, value added tax and other duties or taxes payable on the costs, fees and expenses referred to in this Agreement; and

6.7.4 In the event of termination arising from the Licensee's breach, a reimbursement of all fees paid by the Licensor to any property agent(s) in respect of this Licence.

6.8 **Damage or Destruction**

6.8.1 Reduction of Licence Fee: If the Premises are destroyed or damaged by any cause or risk against which the Licensor has insured:

6.8.1.1 The Licensee will not be liable to pay the Licence Fee so long as the Premises cannot be used or are inaccessible due to the damage for a period of more than one (1) month; or

6.8.1.2 If the Premises are only partly usable due to the damage, the Licensee's liability for the Licence Fee will be reduced, while the Premises are not fully usable, in proportion to the reduction in their usability caused by the damage.

6.8.2 Termination of Licence

6.8.2.1 If the Premises are destroyed or damaged by any cause or event whatsoever and the Licensor, in its absolute Discretion, decides that the damage is such as to make its repair impracticable or undesirable, the Licensor may, within ninety (90) business days after such damage has been sustained, terminate this Licence, without compensation, by giving not less than seven (7) business days' notice to the Licensee.

6.8.2.2 Upon expiry of the notice, this Licence will terminate without affecting the rights of the Licensor against the Licensee for any previous default by the Licensee arising out of or in connection with this Licence.

6.8.2.3 Upon such termination, the Licensee must (if still in occupation) vacate the Premises.

6.8.3 Damage by Licensee

Notwithstanding the foregoing, the Licensee will not be entitled to a reduction in the Licence Fee if:

6.8.3.1 The damage or destruction is caused by; or

6.8.3.2 The insurance policy in relation to the Premises is affected by; or

6.8.3.3 Payment of the policy money is refused (entirely or partly) as a result of,

any act, omission, default or negligence of the Licensee or its employees, agents, independent contractors or any permitted occupier.

6.9 **Approval for Permitted Use**

6.9.1 If the Licensee receives any notice that the approval from government authorities

for the Permitted Use is or is to be withdrawn, the Licensee shall provide a copy of such notice to the Licensor, immediately upon the Licensee's receipt thereof.

6.9.2 The Licensor shall be entitled, at any time after the Licensor receives notice (whether from the Licensee or from any other third party) that the approval from government authorities for the Permitted Use is or is to be withdrawn, to give notice to the Licensee to terminate this Licence and this Licence shall terminate on the date of termination specified in the Licensor's said notice to the Licensee. The termination of this Licence shall not affect the rights of the Licensor against the Licensee for any previous default by the Licensee arising out of or in connection with this Licence.

6.9.3 The Licensor will not be liable for any loss, damage, cost, expense or compensation in connection with the termination of this Licence.

6.9.4 Where the approval from government authorities for the Permitted Use is withdrawn as a result of any act or omission on the part of the Licensee, the termination of this Licence will not affect any rights the Licensor may have against the Licensee for the early termination of this Licence.

6.10 **Name of Building**

6.10.1 To the extent permissible by law, the Licensor may change the name of the Building at any time.

6.10.2 The Licensee must obtain the Licensor's prior consent to:

6.10.2.1 Use the then current Fee name of the Building as part of its business name; or

6.10.2.2 Use a name, trade mark or service mark which includes the then current Fee name of the Building or a similar sounding name or derivative of the name for any purpose; or

6.10.2.3 Use any picture or likeness of the Building or the Premises in its logo, trade mark or other mark or sign or for any other purpose; or

6.10.2.4 Include references to the Building or illustrations of it in any of the Licensee's publicity or promotional materials relating to the Licensee's business in the Premises.

6.10.3 If the Licensor gives its consent to any matter under Clause 6.16.2 above, at the end of this Licence (unless renewed), the Licensee must immediately take steps to cease such use or reference.

6.11 **Rules of Building**

6.11.1 The Licensor may only vary the Rules at any time for the purposes of complying with any legal requirements or best practices as may be recommended by any regulatory authority or agency.

6.11.2 The Licensee must comply with the Rules and ensure that its employees, agents, independent contractors and permitted occupiers comply with the Rules.

6.11.3 The Licensor is not liable to the Licensee for violation of the Rules by any person (including other Licensees or occupiers of the Building) or the employees, agents, independent contractors, invitees or licensees of such person.

6.12 **Holding Over**

6.12.1 If:

6.12.1.1 The Licensee continues to occupy the Premises or fails to deliver vacant possession of the Premises after the end of this Licence;

6.12.1.2 The Licensor consents to such holding over; and

6.12.1.3 There is no express agreement, written or otherwise, between the Licensor and the Licensee,

the occupation by the Licensee will be by way of a monthly tenancy.

6.12.2 During such period of holding over:

6.12.2.1 The Licensee must pay the Licensor, at the Licensor's option, and whether notice to that effect has been given or not, double the amount of the Licence Fee; or double the prevailing market Licence Fee for the Premises (as determined by the Licensor);

6.12.2.2 The other provisions of this Licence will continue to apply; and

6.12.2.3 Either party may terminate the tenancy by giving one (1) month's notice to the other party.

6.12.3 Such holding over will not be treated as a renewal of this Licence whether by operation of law or pursuant to the provisions of this Licence.

7. REPRESENTATIONS AND WARRANTIES

7.1 Each Party hereby represent and warrant to all other Parties that as at the date of this Agreement:

7.1.1 Each Party is entitled and has full power and authority to enter into and perform this Agreement and the terms of this Agreement are binding upon and enforceable against the warranting Party in accordance with its terms;

7.1.2 Each Party's entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, or exceed any power or restriction granted or imposed by (a) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject, (b)

its constitutive documents;

7.1.3 Each Party has had the opportunity and resources to obtain independent legal advice for any and all matters arising out of and/or in relation to this Agreement prior to the execution of this Agreement; and

7.1.4 Each Party is not insolvent or unable to pay its debts and has not stopped paying its debts as they fall due.

8. MISCELLANEOUS TERMS

8.1 No Waiver

8.1.1 Each Party's consent or waiver to any default by the other Party of its obligations in this Licence is only effective if it is in writing. Mere knowledge or consent by conduct (expressed or implied) of one Party of such default by the other Party will not be implied or treated as a waiver.

8.1.2 Such written consent or waiver by one Party must not be taken as a consent or waiver to:

8.1.2.1 Another default by the other Party of the same obligation; or

8.1.2.2 A default by the other Party of another obligation in this Licence.

8.1.3 No Party shall be treated as waiving its right to proceed against the other Party in respect of any default by the other Party of its obligations in this Licence.

8.2 Confidential Information

8.2.1 The Licensee agrees and undertakes to keep confidential and not to disclose to any third party, any information in respect of, or arising from or in connection with this Licence and/or Agreement unless:

8.2.1.1 The disclosure is required under any applicable law or regulation (including the rules of any stock exchange having jurisdiction over the Licensor);

8.2.1.2 The disclosure is required in connection with any legal proceedings or pursuant to any legal process issued by any court or tribunal in Singapore; or

8.2.1.3 Such information is already generally known to the public and which is not released to the public domain in breach of the Licensee's obligations hereunder.

8.2.2 Notwithstanding the termination of this Agreement, the obligations contained in this Clause shall endure without limit in point of time except and until any confidential information enters the public domain as set out above.

8.3 **Entire Agreement**: This Agreement shall constitute the whole agreement and understanding of the Parties and supersede any previous Agreements, understanding or agreement between them relating to the subject matter of this Agreement.

8.4 **Variation**: No variation of this Agreement shall be effective unless made in writing and executed by the Parties.

8.5 **No Partnership**: Nothing in this Agreement and no action taken by a Party under this Agreement shall be deemed to constitute a partnership between any of the Parties or constitute any Party the agent of any other Party for any purpose. For the avoidance of any doubt, the Contractor is an independent third-party contractor engaged by the Company, and save as otherwise provided in this Agreement, no other relationship (i.e. of employment, joint venture, agency, trust, or partnership) exists under this Agreement.

8.6 **Waiver and Indulgence**: No failure on the part of a Party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

8.7 **Specific Performance:** The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

8.8 **Assignment**:

8.8.1 The Licensee shall not be permitted to assign its rights, obligations or interest herein including, without limitation, monies under this Agreement without the prior written consent of the Licensor.

8.8.2 The Licensor is entitled to transfer (whether by an assignment or novation) its rights and obligations in this Licence. Upon such transfer, the Licensee:

8.8.2.1 Is treated to have consented to such transfer;

8.8.2.2 Must accept any transferee of the Licensor as its new Licensor;

8.8.2.3 Must release the Licensor from all its obligations in this Licence, particularly, the Licensor's obligation to refund the Security Deposit Amount and other sums under this Licence (save for any antecedent breaches of this Agreement prior to the assignment); and

8.8.2.4 Must become a party to and sign any agreement with the Licensor and its transferee relating to the said transfer, if required by the Licensor. Such agreement will be prepared by the Licensor at its own cost and expense.

8.9 **Illegality and Severability**: If any provision of this Agreement shall be or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable (wholly or partly), such invalidity or unenforceability shall not affect the other provisions of this Agreement,

which shall remain in full force and effect. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

8.10 **Rights of Third Parties**: No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 2001 by a person who is not a party to this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act.

8.11 **Counterpart**: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

8.12 **Governing Law**:

8.12.1 This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

8.12.2 Parties agree that any dispute, claim, or controversy arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement shall be referred to the Singapore Courts, and Parties agree to submit to the exclusive jurisdiction of the Singapore Courts.

Schedule-1

S/No.	Description	Particulars
1.	Licensor	**FTAG FINANCIAL GROUP PTE. LTD.** (Singapore UEN 201321749W), a company incorporated in the Republic of Singapore
2.	Licensee	**BELIVE TECHNOLOGY PTE. LTD.** (Singapore UEN 201417743R), a company incorporated in the Republic of Singapore
3.	Premises	26A Ann Siang Road #03-00 Singapore 069706
4.	Licence Fee	Singapore Dollars Eight Thousand Only ($8,000)
5.	Late Payment Interest	Not applicable
6.	Security Deposit Amount	Not applicable
7.	Term	01st April 2024 to 31st March 2025 (both dates inclusive)
8.	Commencement Date	01st April 2024
9.	Expiry Date	31st March 2025
10.	Further Term	Renewal at the discretion of the Licensor
11.	Licensor's Bank Account	Bank Name: Maybank Singapore Ltd Address: 2 Battery Road, Maybank Tower Singapore 049907 Bank Code: 7302 Branch Code: 017 Account Name: FTAG FINANCIAL GROUP PTE LTD Account Number: 040-13-039-662 Currency: SGD Country: Singapore Swift Code: MBBESGS2
12.	Licence Fee-Free Period	Not applicable
13.	Renewal Term	Not applicable

IN WITNESS WHEREOF the parties have set their hands the day and year first above written.

The Licensor

Name: Kelvin Chng Boon Kian
Designation: Director
For and on behalf of
The Licensor, the details as set out in **Schedule-1** of this Agreement

Name: David Lee Tai Wee
Identification No. S7821108C
Date: 1/4/24
Witness

The Licensee

Name: Latif Sim
Designation: Director
For and on behalf of
The Licensee, the details as set out in **Schedule-1** of this Agreement

Name: David Lee Tai Wee
NRIC No. S7821108C
Date: 1/4/24
Witness